Exhibit 10.2

May 25, 2016

Unwired Planet, Inc.

20 First Street, First Floor

Los Altos, California 94022

Attention: Chief Executive Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement, dated April 6, 2016 (the “PSA”), by and between Unwired Planet, Inc. (“UP”) and Optis UP Holdings, LLC (“PanOptis”). UP and PanOptis have agreed to enter into the First Amendment to the PSA in the form attached hereto as Exhibit A (the “First Amendment”), pursuant to which the Purchase Price shall be increased under certain circumstances as more particularly described in the First Amendment and UP shall have the right to transfer certain Patents to PanOptis in the event the PSA is terminated prior to the consummation of the transactions described therein in exchange for the consideration described in the First Amendment. Capitalized terms used but not defined herein shall have the meanings assigned to them in the PSA and the First Amendment.

Each of UP and PanOptis represents and warrants that (i) a true, correct and complete copy of the First Amendment is attached hereto as Exhibit A and (ii) other than the First Amendment, there has been no amendment, modification or waiver of the PSA.

Telefonaktiebolaget L M Ericsson (publ) (“LME”) and Cluster LLC (“E Sub”) hereby consent to the terms of the First Amendment as required by Section 1.1 of that certain Consent Agreement, dated April 6, 2016, by and among LME, E Sub, UP, PanOptis and the Unwired Planet Companies (the “Consent”); provided, however, that for the avoidance of any doubt, neither this letter agreement nor the Consent shall permit UP to transfer any Patents to PanOptis if the PSA is terminated for any reason in the absence of the express written consent of LME and E Sub as required under the terms of that certain Master Sale Agreement, dated as of January 10, 2013, as amended on February 27, 2014 and September 16, 2014 (the “MSA”).

By signing this letter agreement where indicated below, UP and the other undersigned parties hereby acknowledge and agree that if the PSA is terminated for any reason, (i) UP shall not be entitled to transfer any Patents to PanOptis under the terms of the First Amendment or otherwise without the express written consent of LME and E Sub as required under the terms of the MSA, and (ii) as stated in Section 1.1 of the Consent, the Consent shall be deemed null and void in its entirety without any further action by any party thereto.

All parties hereto acknowledge, confirm and agree that except as specifically provided herein, nothing set forth in this letter shall be deemed a modification, amendment or waiver of the Consent and all provisions of the Consent shall continue unmodified in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This letter agreement may be executed in any number of counterparts (whether delivered by electronic copy or otherwise), each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

Very truly yours,

TELEFONAKTIEBOLAGET L M ERICSSON (PUBL)

By:	/s/ Roland Hagman
Name: Roland Hagman
Title:

By:	/s/ Christina Peterson
Name: Christina Peterson
Title:

CLUSTER LLC

By:	/s/ Richard Fleetwood
Name: Richard Fleetwood
Title:

Accepted as of the date first written above:

OPTIS UP HOLDINGS, LLC		UNWIRED PLANET, INC.

By:	/s/ James R. Ribman	By:	/s/ Noah D. Mesel
Name:	James R. Ribman	Name:	Noah D. Mesel
Title:	President	Title:	EVP & General Counsel

UNWIRED PLANET IP HOLDINGS, INC.		UNWIRED PLANET, LLC

By:	/s/ Noah D. Mesel	By:	/s/ Noah D. Mesel
Name:	Noah D. Mesel	Name:	Noah D. Mesel
Title:	VP	Title:	VP

UNWIRED PLANET INTERNATIONAL LIMITED		UNWIRED PLANET IP MANAGER, LLC

By:	/s/ Sami Saru	By:	/s/ Noah D. Mesel
Name:	Sami Saru	Name:	Noah D. Mesel
Title:	Managing Director	Title:	VP

3